MTS News Release

Exhibit 99.1
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344-2290
Telephone 952-937-4000
Fax 952-937-4515

News Release

FOR IMMEDIATE RELEASE February 22, 2017	For more information contact: Andy Cebulla Director of Investor Relations and Treasurer (952) 937-4000

MTS RECEIVES NOTICE FROM NASDAQ REGARDING LATE FORM 10-Q FILING

EDEN PRAIRIE, MN, February 22, 2017 - MTS Systems Corporation (Nasdaq: MTSC), a leading global supplier of high-performance test systems and sensors, today announced that as a result of its inability to timely file its Quarterly Report on Form 10-Q for the period ended December 31, 2016 (the “Quarterly Report”), and because it remains delinquent in filing its Annual Report on Form 10-K for the fiscal year ended October 1, 2016 (the “Annual Report” and together with the Quarterly Report, the “Reports”), it has received an additional notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the company is not in compliance with Nasdaq Listing Rule 5250(c)(1) for continued listing. MTS can, and intends to, regain compliance with Nasdaq’s filing requirements for continued listing.
As previously disclosed, MTS was unable to timely file its Reports with the U.S. Securities and Exchange Commission (the “SEC”) because of an internal investigation relating to apparent violations by certain employees in its China operations of the company’s code of conduct. As a result of this ongoing investigation, the company was unable to file the Reports with the SEC by their respective extended due dates.
On January 27, 2017, MTS submitted its plan to regain compliance with Nasdaq’s filing requirements for continued listing, and such plan is currently under review by Nasdaq. As a result of the additional delinquency, the notification from Nasdaq notes that MTS is required to submit an update to its compliance plan by March 2, 2017. Upon acceptance of the company’s compliance plan, Nasdaq is permitted to grant an extension of up to 180 calendar days from the Annual Report’s original filing due date, or until May 30, 2017, for the company to regain compliance with Nasdaq’s filing requirements for continued listing. As previously disclosed, MTS received consent from its lenders to deliver its Reports on or before April 24, 2017, which is within the 180-day period described above. MTS now expects to deliver and file the Reports prior to April 24, 2017. The notice has no immediate effect on the listing of the MTS’s common stock on Nasdaq.
MTS is making this announcement in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a notification of deficiency from Nasdaq.
About MTS Systems Corporation
MTS Systems Corporation’s testing hardware, software and services solutions help customers accelerate and improve their design, development and manufacturing processes and are used for determining the mechanical behavior of materials, products and structures. MTS’s high-performance sensors provide controls for a variety of applications measuring motion, pressure, position, force and sound. Additional information on MTS can be found at www.mts.com.

MTS News Release

Cautionary Information Regarding Forward-Looking Statements
This release contains “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the anticipated timeframe for filing the Annual Report. These statements are based on MTS’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions include, but are not limited to: (1) the timing and outcome of the internal investigation, including the possible identification of additional facts that could have an impact on MTS’s historical or future financial results; (2) potential damage to MTS’s China operations and financial results resulting from the conflict of interest described in this release and related remedial measures; and (3) other risks beyond the control of MTS. Additional factors that could cause MTS’s actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those described in the “Risk Factors” section in MTS’s most recent Form 10-K filed with the SEC and updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, each of which is available on MTS’s website at www.mts.com or the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date on which statements are made, and MTS undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events or circumstances.